UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number
1-11255	AMERCO (A Nevada Corporation) 1325 Airmotive Way, Ste. 100 Reno, Nevada 89502-3239 Telephone (775) 688-6300	88-0106815
2-38498	U-Haul International, Inc. (A Nevada Corporation) 2727 N. Central Avenue Phoenix, Arizona 85004 Telephone: (602) 263-6645	86-0663060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The text set forth below under Item 2.03 is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 18, 2006, AMERCO (the “Company”) and certain of its subsidiaries amended the $465 million hybrid real estate backed loan (the "Real Estate Loan”) entered into with Merrill Lynch Commercial Finance Corp. The Real Estate Loan was originally funded June 8, 2005 and due on June 10, 2010. U-Haul International, Inc. is a guarantor of the Real Estate Loan. The amount outstanding on the Real Estate Loan prior to the amendment was approximately $242 million. Immediately following the amendment the amount outstanding on the Real Estate Loan was approximately $300 million.

The amendment will increase availability on the Real Estate Loan to $500 million and will extend the final maturity date to August 2018. All other material terms of the Real Estate Loan, including terms regarding payment, interest rate, defaults and use of funds were not amended. Concurrent with the amendment to the Real Estate Loan, the Company entered into an interest rate swap contract hedging the rate on the initial $300 million borrowed under the Real Estate Loan.

The description of the foregoing matter is not complete and is qualified in its entirety by the full text of the amendment to the Real Estate Loan, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

10.1  Amendment No. 1 to the Amended and Restated Credit Agreement and Security Agreement, dated as of August 18, 2006, to the Amended and Restated Credit Agreement, dated as of June 8, 2005, among Amerco Real Estate Company, Amerco Real Estate Company of Texas, Inc., Amerco Real Estate Company of Alabama, Inc., U-Haul Co. of Florida, Inc., U-Haul International, Inc. and the Marketing Grantors named therein in favor of Merrill Lynch Commercial Finance Corp.

99.1 Press release dated August 21, 2006 (regarding amendment of the Real Estate Loan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2006

AMERCO

/s/ Jason A. Berg
Jason A. Berg,
Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit
10.1
Amendment No. 1 to the Amended and Restated Credit Agreement and Security Agreement, dated as of August 18, 2006, to the Amended and Restated Credit Agreement, dated as of June 8, 2005, among Amerco Real Estate Company, Amerco Real Estate Company of Texas, Inc., Amerco Real Estate Company of Alabama, Inc., U-Haul Co. of Florida, Inc., U-Haul International, Inc. and the Marketing Grantors named therein in favor of Merrill Lynch Commercial Finance Corp.

99.1	Press release dated August 21, 2006 (regarding amendment of the Real Estate Loan).